Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES RETIREMENT OF DENNIS ABRAMCZYK, COO OF PEEBLES DIVISION

HOUSTON, TX, January 31, 2008 - Stage Stores, Inc. (NYSE: SSI) today announced that Dennis Abramczyk, Executive Vice President, Chief Operating Officer of its Peebles Division, will be retiring after approximately nine years with the Company. Abramczyk, 60, will remain in his position until his replacement has been appointed.

Jim Scarborough, Chairman and Chief Executive Officer, commented, “We want to thank Dennis for his contributions and service to our company, and we wish him well as he begins this new phase of his life. We will immediately begin a search for his successor, and we are pleased that Dennis will be staying on until the conclusion of our search process, as this will ensure a smooth and orderly transition.”

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 694 stores located in 35 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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